Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 15, 2013 relating to the consolidated financial statements of Actinium Pharmaceuticals, Inc. as of December 31, 2012 and 2011 for the years ended December 31, 2012 and 2011 and for the period from June 13, 2000 (inception) to December 31, 2012. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

September 30, 2013